EXHIBIT 23

               CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-43685) dated October 31, 1991 of Health Care REIT, Inc., the Amendment No. 1 to the Registration Statement (Form S-3 No. 33-64877) dated February 9, 1996 of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 33-46561) dated March 20, 1992, pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-1237) dated February 27, 1996 pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc. and the Registration Statement (Form S-8 No. 333-
1239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan of our report dated February 6, 1996 with respect to the consolidated financial statements and schedule of Health Care REIT, Inc. included in this Annual Report (Form 10-
K) for the year ended December 31, 1995.



                                                  ERNST & YOUNG LLP

Toledo, Ohio
March 8, 1996